Exhibit 10.2

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

Dow AgroSciences LLC

9330 Zionsville Road

Indianapolis, IN 46268-1054

May 19, 2011

Edward Lanphier

President and Chief Executive Officer

Sangamo BioSciences, Inc.

501 Canal Blvd, Suite A100

Richmond, CA 94804

Re: RESEARCH AND COMMERCIAL LICENSE OPTION

AGREEMENT MANUFACTURE AND SUPPLY OF ZFP PRODUCTS FOR 2012, 2013

AND 2014 [***]

Dear Edward:

This letter confirms the structured pricing platform for supply of ZFP Products by Sangamo BioSciences, Inc. (“Sangamo”) to Dow AgroSciences LLC (“DAS”) in 2012, and provides an option to DAS for supply of ZFP Products by Sangamo in 2013 and 2014. This letter amends that certain Research and Commercial License Option Agreement between DAS and Sangamo, dated as of October 1, 2005, as amended (the “Agreement”). Any capitalized terms used in this letter but not defined herein shall have the same meaning given to such term in the Agreement.

For supply of ZFP Products in 2012 DAS will pay Sangamo $[***] per year, in four equal installments of $[***] due on January 1, April 1, July 1 and September 1, 2012. Sangamo will send invoices and DAS will pay within thirty (30) days of receiving each invoice. These payments are guaranteed and non-refundable, and entitle DAS (or Sublicensees authorized by DAS) to order or receive from Sangamo ZFP Products for [***] targets in 2012, subject to the limitation that Sangamo will not be required to supply DAS with ZFP Products for more than [***] targets in any calendar quarter, nor more than [***] targets in any month. Subject to the same limitations, Sangamo will supply ZFP Products for up to [***] additional targets for $[***] per target. After reasonable commercial effort in designing ZFs or ZFNs, Sangamo may declare a target as “unworkable.” Sangamo will notify DAS in a timely manner, [***], and the unworkable target is not included in the number of targets DAS or its Sublicensees may order from Sangamo.

Sangamo will send invoices and DAS will pay within thirty (30) days of receiving each invoice. After the initial [***] targets have been ordered, the cost of each additional target will be added to the next quarterly invoice sent after the ZFP Product for that target has been delivered.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

For supply of ZFP Products in 2013 and 2014, DAS is hereby granted an option for each of these two (2) years, which if exercised by DAS, entitles DAS (or Sublicensees authorized by DAS) to order or receive from Sangamo ZFP Products. Except for cost, the supply of ZFP Products by Sangamo shall be subject to the same obligations and limitations as set forth in this letter. For the year in which the option is exercised, the cost shall be agreed upon by the Parties by June 30 of the preceding year (e.g., the cost for 2013 supplied ZFP Products shall be agreed upon by June 30, 2012).

Please confirm Sangamo’s agreement by signing below and returning a signed copy of this letter.

Thank you.

Sincerely,

/s/ Antonio Galindez

Antonio Galindez

Agreed:

Sangamo BioSciences, Inc.

By:	/s/ Edward Lanphier
Name:	Edward Lanphier
Title:	President & CEO
Date:	6/6/11